NOTE

Loan No. 70-080337-5-3

Date  September 17th, 1993                                    New York, New York

US    $1,000,000.00

1.    PROMISE TO PAY AMOUNT BORROWED AND FULFILL OTHER PAYMENT OBLIGATIONS

      In return for a loan that I have received, I (meaning a natural person or an organization, including a corporation, partnership, proprietorship, association, estate, or trust, or any other entity or party who signs this Note)

RANBAR PACKING, INC.

A Domestic Corporation having its offices and principal places of business at 47-95 Metropolitan Avenue, Ridgewood, New York, 11385 promise and agree to pay to the Lender, ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, a savings and loan association organized and existing under the laws of the United States of America, or order, or to any other holder of this Note (both called "Note Holder"), ONE MILLION and 00/100 ($1,000,000.00) DOLLARS, with interest, together with any late charges, prepayment charges, any amounts that Note Holder spends to protect the value of, and the Note Holder's rights in, the Property described in the Mortgage I am giving Note Holder to secure this Note, and all other payments and obligations stated in this Note or in such Mortgage. All payments on this note shall be paid in the legal currency of the United States of America.

2.    INTEREST - (SEE RIDER)

3.    PAYMENTS OF PRINCIPAL AND INTEREST - (SEE RIDER)

4.    ADDITIONAL MONTHLY PAYMENTS FOR TAXES, INSURANCE AND OTHER CHARGES

      At the time I sign this Note, I will deposit with Note Holder such sums as it may require to pay taxes, assessments, sewer rentals, water rates, premiums for hazard insurance, mortgage insurance (if Note Holder required mortgage insurance as a condition of making the Loan) and flood insurance (if eligible under the National Flood Insurance program), and such other charges, hazards and risk as Note Holder may specify (together called the "Charges"), plus not less than an additional one-twelfth (1/12th) of the estimated amount of each such Charge. I will make new deposits of one-twelfth (1/12th) of the yearly amount of each such Charge as estimated by Note Holder together with my monthly payments or principal and interest, so that there will always be enough money to pay each Charge at lease one month before it is due. The amount required for each Charge is established independently of any other Charge. Estimates may allow for possible future increases in the Charges. These deposits will be called the "Funds". Whenever Note Holder decides that the Funds will be too small to pay one or more of the Charges one month before the due date, I will pay whatever additional amount is necessary in one or more payments to and as Note Holder may require. Tax or similar searches may be made at reasonable intervals at my expense. I will not be paid any interest or earnings of the Funds. I will be in default (see Section "8") if I do not make these payments promptly when they are due. If I am in default and Note holder becomes the owner of my property or sells it at a public sale, it may use the balance of the Funds to pay Charges or reduce what I owe Note Holder. When I have paid what I owe Note Holder in full, the balance, if any, of the Funds will be refunded to me or any subsequent owner of the Property without any assignment of such Funds. Note Holder is not responsible for any loss or penalties if I fail to furnish on time the necessary bills for these Charges.

5.    NOTE HOLDER'S APPLICATION OF PAYMENTS

      Unless the law applicable to the Note Holder and to this Note specifically requires otherwise, Note Holder will apply each of my payments under this Note:
(A) First, to pay the amounts due to Note Holder for Charges under Section "4" of this Note; (B) Next, to pay any interest then due to the Note Holder under any of the provisions of this Note; and (C) Next, to pay principal then due under this Note. Any installment payment I make shall be applied by the Note Holder to the longest outstanding installment date.

6.    BORROWER'S OBLIGATION TO PAY CHARGES AND SATISFY CLAIMS

      I will pay each Charge described in Section "4" and promptly pay or satisfy any fine, claim, demand or charge that may be imposed on the Property, that is not paid by Note Holder from the Funds described in Section "4", by making payments when due directly to the "persons" (meaning any person, organization, governmental authority, or other party) entitled to them. I will promptly show Note Holder receipts for these payments if requested. If I do not pay these Charges, Note Holder may, but need not do so, and I will repay Note Holder immediately with interest at the highest rate of the law allows, but not less than the rate stated in this Note, or Note Holder may add these amounts to the amount remaining unpaid on this Note as if they were part of my original debt.

7.    BORROWERS PAYMENTS BEFORE THEY ARE DUE ("PREPAYMENTS") - (SEE RIDER)

8.    FAILURE TO PAY OR KEEP PROMISE

      (A.) Late Payment Charge - I agree (i) to pay immediately, without demand, to the Note Holder, in the event that the Note Holder has not received and accepted the full amount of any of my monthly payments of interest, principal and Charges by the 16th day of the month in which it is due, and without regard to whether or not such payment is actually subsequently received or the date as of which such payment is credited, and without regard to whether or not the Note Holder may have elected to require that I pay immediately the entire amount remaining unpaid under this Note and under the Mortgage protecting the Note Holder an amount equal to the equivalent of five cents (5 cents) for each dollar of the monthly payment of interest, principal, (ii) that is impractical or extremely difficult to fix the Note Holder's actual damage in the event that any installment shall not be paid when due; and (iii) that such amount shall be presumed to be the minimum amount of damages for such late payment. This paragraph and the amount which it provides shall not limit the Note Holder's right, under this Note, the Mortgage securing it, or otherwise, to compel prompt performance hereunder.

      (B.) Immediate Payment in Full - I will be in default and the Note Holder may accelerate the normal maturity of this Note and require that I pay immediately the entire amount remaining unpaid under this Note and under the Mortgage protecting the Note Holder (this requirement will be called "Immediate Payment In Full") and invoke any remedies permitted by law or by this Note or the Mortgage protecting this Note: (1) If I fail to pay on or before the last day of the month in which it is due, any of the monthly payments as provided in Sections "3", "4" or any other Section of this Note or the Mortgage, or fail to pay any Charge or other fine, claim, demand or charge as provided in Section "6" for thirty (30) days after it became due; (2) If I fail to keep any promise or agreement made in this Note or the Mortgage protecting the Note Holder;(3) in any of the events provided for in the Mortgage protecting the Note Holder. In this regard, and among other things, the Mortgage provides (Section "19"), in substance, that Note Holder has the right to accelerate the normal maturity of this Note and require Immediate Payment In Full if I sell, transfer or convey all or any part of the Property, or any right, title or interest therein, including any beneficial interests in borrower if the borrower is not a natural person, or if any other person or entity becomes an owner thereof (commonly) called a "DUE-ON-SALE" clause).

      (C.) Increase in Yearly Interest Rate - If Note Holder requires Immediate Payment in Full, I agree to pay interest at the higher yearly interest rate set forth in Section "2" from the date that I defaulted or failed to keep any promise or agreement in this Note or in the Mortgage protecting this Note.

      (D.) Prior Forbearance; Costs, Expenses and Fees - The Note Holder may exercise this option to accelerate and require that I pay immediately the entire amount remaining unpaid under this Note and under the Mortgage protecting the Note Holder during any default regardless of any prior forbearance. If suit is brought to collect this Note, the Note Holder shall be entitled to collect all reasonable costs, expenses and attorney's fees. Furthermore, if I am in default, I promise to pay all costs of collection including reasonable attorney fees, whether or not a law suit is commenced as part of the collection process. My obligation to pay lawyer's fees and collection and court costs will survive my default or the termination of this Note, the Mortgage or any other document I sign in connection with this Loan, or the repayment of the Loan.

9.    MEMBERSHIP REQUIREMENTS

      Note Holder's

      I hereby promise and agree to abide by the terms and provisions of Note Holder's charter and by-laws as they are now and as they may at any time in the future be revised, altered or amended.

10.   WAIVERS

      I waive my rights to require the Note Holder to: (A) demand payment of the amounts due ("presentment"); (B) give notice that the amounts due have not been paid ("notice of dishonor"); (C) obtain and give notice of an official certification of nonpayment ("protest" and "notice of protest"). Anyone else (i) who agrees to keep the promises made in this Note, or (ii) who agrees to make payments to the Note Holder if I fail to keep my promise under this Note, or
(iii) who signs this Note to transfer it to someone else (known as "guarantors, sureties, and indorsers"), also waives these rights. The makers, sureties, guarantors and endorses or this Note, jointly and severally, do each hereby waive notice of a consent to any and all extensions of this Note or any part thereof and any modification of the terms thereof.

11.   THIS NOTE SECURED BY A MORTGAGE

      In addition to the rights and protection given to the Note Holder under this Note, I have signed a long-term Mortgage at the same time as this Note, giving certain rights to the Note Holder, and protecting it from possible losses which might result if I do not keep the promises which I make in this Note. I understand that such Mortgage creates a continuing lien, claim or charge on my Property described in such Mortgage until all of the principal, interest and any other sums payable under this Note or the Mortgage shall be fully paid, and shall serve as security for the repayment of principal, interest and any other sums payable under this Note or said Mortgage, including every extension, renewal or modification of this Note. I agree that all of the terms in the Mortgage are mad a part of this Note.

12.   RESPONSIBILITY

      Every person who signs this Note is fully and personally obligated to pay the full amount owed and to keep all of the promises and agreements made in this Note. Any guarantor, surety or endorser of this Note is also obligated to do these things. The Note Holder may enforce its rights under this Note against each of us individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note. This Note shall bind me, the successors and assigns, my executors, my administrators and my estate. Any person who takes over my rights or obligations under this Note will have all of my rights and must keep all of my promises made in this Note and the Mortgage securing this Note. Any person who takes over the rights or obligations of a guarantor, surety or endorser of this Note is also obligated to keep all of the promises made in this Note and the Mortgage securing this Note. I, and all other parties who are or hereafter may become secondarily liable for the payment of the obligation evidenced by this Note, do hereby agree to remain liable to the Note Holder, its successors and assigns, in the event that any extension of the time for repayment is given to, or any modification of the terms of this Note is made with me or my successors in interest.

13.   CHANGES, CONTINUATION OR RIGHTS

      This Note, or any of its provisions, may only be changed, altered, modified, waived or terminated by written agreement signed by the Note Holder. Even if Note Holder does not exercise or enforce any of its rights under this Note or under the law, it will still have all those rights and may exercise and enforce them in the future. Note Holder can accept late payments or partial payments, even though marked "Payment in Full" without losing any rights. Note Holder reserves all rights against all parties, including but not limited to all parties now or hereafter secondarily liable.

14.   CAPTIONS

      The captions and titles of this Note are for convenience only. They may not be used to interpret or define the terms of this Note.

15.   LOAN CHARGES

      In the event that an appropriate authority determines that this loan is subject to a law which set maximum loan charges and such law is construed and interpreted to apply to this loan so that the interest or other loan charges collected or to be collected with this loan would exceed the permitted limits, then: (A) any such loan charge shall be reduced by the amount necessary to reduce the charge to the the permitted limit; and (B) any sums already collected from me which exceed permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the principal I owe under this Note, which will be treated as a partial prepayment (without penalty), or by making a direct payment to me. Any such application or refund shall not cure or waive any default.

16.   NOTICES

      Any notice that must be given to me under this Note or the Mortgage securing this Note will be given by delivering it to me or by mailing it addressed to me at the Property Address. A notice will be mailed to me at a different address if I give the Note Holder a written notice of my different address. A notice which is mailed shall be deemed given when it is deposited in the United States mail, postage prepaid, addressed to me at my address as it appears in the records of the Note Holder at the time the notice is given.

17.   GOVERNING LAW; SEVERABILITY

      This Note is governed by federal law and the law that applies in the place where the Property I have mortgage to Note Holder to protect this Note is located. However, I understand and agree that, anything in this Note or in any other document to the contrary notwithstanding, the Loan evidenced by this Note is made pursuant to, and shall be governed by, federal law, including the rules and regulations promulgated thereunder, and particularly the federal laws, rules and regulations for federal savings and loan associates. I further understand and agree that such federal laws, rules and regulations shall apply and have priority over any state or local laws, rules and regulations. In any paragraph, clause or provision of this Note or the Mortgage securing this Note shall be construed or interpreted by an appropriate authority to be void, invalid or unenforceable, then such paragraph, clause or provision shall be deemed separable from the remaining paragraphs, clauses or provisions and such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the validity or enforceability of the remaining paragraphs, clauses or provisions of this Note or the Mortgage securing this Note.

18.   NOTE HOLDER'S RIGHT TO ASSIGN

      Note Holder has the right to assign this Note and the Mortgage protecting this Note and Note Holder's right, title and interest under this Note and such Mortgage, in whole or in part, without notice and without my consent.

19.   MATURITY DATE

      Anything to the contrary, notwithstanding, if, on October 1st, 2003, I still owe amounts on the Loan or under this Note, I will pay those amounts in full on that date.


Signed and sealed in the presence of:     RANBAR PACKING, INC.    L.S.
                                          -----------------------------------


                                          By: /s/ Peter Castellana, Jr.    L.S.
-----------------------------------          ------------------------------
        Witness                                 Peter Castellana, Jr.
                                                Vice President


                                                                           L.S.
                                          --------------------------------


                                                                           L.S.
                                         ---------------------------------

STATE OF NEW YORK, COUNTY OF NASSAU, S.S.

On September 17th, 1993 before me personally came Peter Castellana, Jr.

/ / to me known to be the individual(s) described in, and who executed the foregoing instrument, and acknowledged to me that executed the same.

/X/   to me known, who, being by me duly sworn, did depose and say that he
-- resides at 47-05 Metropolitan Avenue, Ridgewood, New York, 11385 that he is the VICE PRESIDENT of RANBAR PACKING, INC. the corporation described in and which executed the foregoing instrument: that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the board of directors of said corporation, and that he signed his name thereto by like authority,


                                      ------------------------------------------
                                                      [Notary]

[ASTORIA FEDERAL SAVINGS LOGO]

                                  RIDER TO NOTE

2.    INTEREST

      I will pay interest on the unpaid principal at a rate of nine percent (9.00%) per year, beginning with the date I sign this Note until such amount and any other sums I may owe under this Note, are paid in full; EXCEPT THAT, in the event that I do not pay the Loan on the due date or at maturity, whether by acceleration as a result of my default of failure to keep any promise or agreement I make in this Note or the Mortgage, or otherwise, I will pay interest at a rate of five (5) percent per year in excess of the above stated rate from the date that I am in default or fail to keep any such promise or agreement, but in no event in excess of the maximum legal default rate of interest permitted under any law specifically applicable to Note Holder and this Note. I will be charged and must pay interest on the amount or principal outstanding until the day it is paid. Among other things, this means that I will be charged and will pay interest on any principal I prepay (either partial or in full) to and including the date of such payment.

3.    PAYMENTS OF PRINCIPAL AND INTEREST

      At the time I sign this Note I will pay interest only, in advance, to the end of the month. I will pay principal and interest by making payments every month, in the amount of Twelve Thousand Six Hundred Sixty Seven and 58/100 DOLLARS (US $12,667.58) on the first (1st) day of the second calendar month next following the month that I sign the Note. I will make these payments every month until I have paid all of the principal and interest and any other charges described in this Note or the Mortgage protecting the Note Holder. I will make by monthly payments at One Astoria Federal Plaza, Lake Success, New York 11042, or at a different place if required by the Note Holder.

      In addition to the regular monthly payments of principal and interest, I will pay additional principal of Fifty Thousand and No/100 Dollars (US $50,000.00) on or before September 17, 1994, and a further principal payment of Fifty Thousand and No/100 Dollars (US $50,000.00) on or before September 17,1995. These additional payments shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequently monthly installments or change the amount of such installments. No prepayment penalty shall be due in connection with these required additional payments of principal.

7.    BORROWER'S PAYMENTS BEFORE THEY ARE DUE ("PREPAYMENTS")

      Subject to the provisions of this paragraph, I may pay all or any part of the principal amount due in advance at any time, which is called a "prepayment". If I make a full or partial prepayment at any time on or before the first (1st) anniversary of the date of this Note, I will pay a prepayment charge of a sum equal to three percent (3.00%) of the amount prepaid; if I make a full or partial prepayment at any time after the first (1st) anniversary of this Note and on or before the second (2nd) anniversary of this Note, I will pay a prepayment charge equal to two percent (2.00%) of the amount prepaid; if I make a prepayment at any time after the second (2nd) anniversary of this Note and on or before the third (3rd) anniversary of this Note, I will pay a prepayment charge equal to one percent (1.00%) of the amount prepaid. There is no prepayment charge on amounts prepaid after the third (3rd) anniversary of this Note.


                                    RANBAR PACKING, INC.


                                    BY: /s/ Peter Castellana, Jr.
                                       ---------------------------
                                       Peter Castellana, Jr.
                                       Vice President